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                                                                     EXHIBIT 8.2


                     [Letterhead of Simpson Thacher & Bartlett]


                                                                  August 8, 2000

Mallinckrodt, Inc.
675 McDonnell Boulevard
St. Louis, Missouri 63042

Re: The Mallinckrodt/Tyco Merger

Ladies and Gentlemen:

    We have acted as special counsel for Mallinckrodt, Inc., a New York corporation ("Company"), in connection with the Agreement and Plan of Merger dated as of June 28, 2000 (the "Agreement") by and among Tyco Acquisition Corp. VI (NV) ("Parent"), a Nevada corporation and wholly owned first tier subsidiary of Tyco International Ltd., a Bermuda company ("Guarantor"), EVM Merger Corp., a New York corporation and wholly owned first tier subsidiary of Parent ("Merger Sub"), and the Company, which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company on the terms and conditions set forth therein, the time at which the Merger becomes effective being hereafter referred to as the "Effective Time." All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Agreement.


    In that connection, you have requested our opinion concerning the discussion of the material United States federal income tax consequences of the Merger to United States holders of Tyco Common Shares under the caption "The Merger--Material U.S. Federal Income Tax and Bermuda Tax Consequences--U.S. Federal Income Tax Consequences--Consequences of the Merger" in the Registration Statement on Form S-4 of Guarantor (the "Registration Statement") which includes the Proxy Statement/Prospectus of Guarantor, being filed on August 8, 2000 with the Securities and Exchange Commission (the "SEC") and to which this opinion appears as an exhibit. In providing our opinion, we have examined the Agreement, the Registration Statement and the originals, or duplicates or certified or conformed copies of such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, correct and complete and will not later become inaccurate, (iii) each of the Company, Guarantor, Parent and Merger Sub will deliver to us representation letters, dated as of the Effective Time, substantially in the form of the representation letters presented to us on August 7, 2000 (the "Representation Letters"), (iv) the representations made to us by each of the Company, Guarantor, Parent, and Merger Sub in their respective Representation Letters will be true, correct and complete as of the Effective Time and will not later become inaccurate, without regard to any limitations of such representations to "the best knowledge of" or any similar qualifications and (v) any representations made in the Agreement "to the best knowledge of" or similarly qualified are true, correct and complete and will not later become inaccurate, in each case, without regard to such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Agreement and Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.


    The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger may affect the continuing validity of our opinion set forth herein. Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to
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Mallinckrodt, Inc.                                                August 8, 2000

address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

    Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the caption "The Merger--Material U.S. Federal Income Tax and Bermuda Tax Consequences--U.S. Federal Income Tax Consequences--Consequences of the Merger" includes an accurate summary of the material United States federal income tax consequences of the Merger to United States holders of Guarantor Common Shares.

    We are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

    We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

                                          Very truly yours,


                                          /s/ SIMPSON THACHER & BARTLETT


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